                                                                   EXHIBIT 10.12


CHEVRONTEXACO


1998 STOCK OPTION PROGRAM
Plan Summary
ChevronTexaco

Effective March 28, 2002

INTRODUCTION


The information in this summary applies only to employees of the former Chevron Corporation with outstanding stock options under the 1998 Stock Option Program (1998 SOP). Effective March 28, 2002, this summary replaces the 1998 Stock Option Program For U.S. Dollar Employees Brochure.


WHAT'S CHANGING?

Beginning March 28, 2002, Salomon Smith Barney will provide full-service brokerage and administrative services for the 1998 SOP. Through Salomon Smith Barney, participants will be able to exercise stock options over the telephone as well as have access to new features such as real-time processing and placing limit orders. Review this summary for more details.


CONTENTS

EXERCISING YOUR OPTIONS

   What is the 1998 Stock Option Program?..................................    3
   Am I eligible to exercise my options?...................................    3
   When can I exercise my options?.........................................    3
   What are my choices for exercising?.....................................    4
   How do I exercise my options?...........................................    6
   What are the tax consequences?..........................................    6
   What is required when I file my taxes?..................................    6
   What happens to my options if my employment ends?.......................    7


YOUR STOCK OPTION ACCOUNT AT SALOMON SMITH BARNEY

   What if I do not receive a welcome package?..............................   8
   Do I need to open an account at Salomon Smith Barney? ...................   8
   Is there anything I must do before I exercise my options? ...............   8
   What do I do if I forget or lose my Trading PIN? ........................   8
   What is a market sell order? ............................................   8
   Can I put in an order for my option to be exercised when the stock reaches
   a certain price? ........................................................   8
   When can I expect to receive my proceeds after exercising my options? ...   8
   Will I receive statements of my stock option transactions? ..............   9
   How do I temporarily change my address to receive my exercise proceeds? .   9

GRANT SUMMARY ..............................................................  10





The information in this summary describes the highlights of the 1998 Stock Option Program. Full details are provided in the official documents that govern the program. In case of any disagreement between this summary and the documents, the documents will govern. Participation in the program does not imply a right to employment with ChevronTexaco or any of its subsidiaries. Your receipt of this summary does not necessarily mean that you have been granted an option under the program. Only those individuals who satisfied the program eligibility requirements on Feb. 11, 1998 were granted a stock option.


1998 Stock Option Program Plan Summary, March, 28, 2002                        2

EXERCISING YOUR OPTIONS


WHAT IS THE 1998 STOCK OPTION PROGRAM?

On Feb. 11, 1998, the Chevron Board of Directors established the 1998 SOP and made a one-time grant to employees who were in eligible categories at that time. The purposes of this grant were to focus employees on creating value for stockholders over the long term, and to provide employees an opportunity to more directly participate in the performance of company stock. For a summary of this grant, see page 10.

AM I ELIGIBLE TO EXERCISE MY OPTIONS?

You are eligible to exercise your vested 1998 SOP options if you are a U.S. payroll employee in one of the following categories:

-     full-time active, part-time active and seasonal employees;

- employees on family leave; military leave, personal leave with pay or short-term union leave; employees on personal leave without pay, disability leave, college leave, political or public office leave, long-term union leave or service protection only leave (effective April 1, 2002);

- employees receiving Short-Term Disability (or STD memo account) or on protected status under the federal FMLA;

- union-represented employees if participation in the program was agreed to by their collective bargaining representative.

You will not be eligible to exercise your vested option under the 1998 SOP if you are not on the U.S. payroll.

If your employment with ChevronTexaco ends for any reason, you have up to 180 days after the date your employment ends to exercise your vested option. If you do not exercise your vested option within 180 days, the option is forfeited and canceled at 1 p.m., Pacific time on the 180th day. See page 7 for an example.

WHEN CAN I EXERCISE MY OPTIONS?

Your vested stock options give you the right to purchase shares of ChevronTexaco stock at some time in the future at the grant price ($76.3125 per share). The decision to exercise your vested options is completely up to you. You may exercise your vested option at any time until the earlier of the following dates: the date the option expires (Feb. 11, 2008), or 180 days after the date your employment ends. Remember that the future value of the option will be tied directly to the performance of ChevronTexaco stock.

Considerations that might influence your exercise decision include:

- current market price of ChevronTexaco stock compared to the option grant price;

-     your personal financial situation;

-     timing of receiving additional taxable income;

-     your employment status.

Remember, any time you exercise your option, you will be required to pay exercise fees and applicable taxes.

You are responsible for deciding when to exercise your option and for taking all relevant factors into consideration when making your decision. The value of your option will depend on when you exercise your option. Neither ChevronTexaco nor anyone else acting on ChevronTexaco's behalf is authorized to recommend how or when you should exercise your option. Many factors outside of the company's control


1998 Stock Option Program Plan Summary, March, 28, 2002                        3

EXERCISING YOUR OPTIONS


influence the market price of ChevronTexaco shares. There is no assurance that you will receive any specified value when you exercise your option.

WHAT ARE MY CHOICES FOR EXERCISING?

There are three different exercise methods available:

-     same-day sale (a cashless exercise also known as a cash-out);

-     sell to cover (a cashless exercise also known as a stock-out);

-     cash exercise (also known as a cash purchase, or exercise and hold).

Keep in mind you may cancel any open order to exercise. However, once a trade has been executed, you cannot cancel the transaction. You are strongly encouraged to consult with a personal financial planner or tax adviser before you exercise to determine which method is right for you.


SAME-DAY SALE (A CASHLESS EXERCISE ALSO KNOWN AS A CASH-OUT)

The same-day sale is a transaction in which stock option shares are simultaneously exercised and sold. The sale proceeds are used to pay the option cost, plus exercise fees and applicable taxes. The net profit (after fees and taxes) is sent to you.

Example: Let's assume that you were granted 100 shares at a grant price of $76.3125 a share. The stock is currently trading at $100.00 a share. You do not want to hold onto the stock, but you would like to receive cash.

 a) Current market price ($100.00 x 100 shares)               $10,000.00
 b) Less grant price ($76.3125 x 100 shares)                  ($7,631.25)
                                                              ----------
 c) Total taxable gain (included in W-2)                       $2,368.75
 d) Withholding taxes on gain(1)
   (assumed withholding rate: 40.65%)                           ($962.90)
 e) Estimated exercise fees(2)                                   ($30.00)
                                                              ----------
 f) NET PROCEEDS PAID TO YOU                                   $1,375.85

The example shown here assumes for convenience that exercise occurs when the fair market value of a share of ChevronTexaco stock is $100. However, the current market price may be more or less than $100.

(1) Withholding taxes assume 27 percent federal withholding, 6 percent state withholding, Social Security tax of 6.20 percent, Medicare tax of 1.45 percent. Actual taxes due may be more or less than those assumed in this example.

(2) Estimated exercise fees include a $25 minimum ticket charge, plus a SSB standard service fee of $5.00. Standard SEC fees are not included in the estimate.


1998 Stock Option Program Plan Summary, March, 28, 2002                        4

EXERCISING YOUR OPTIONS


SELL-TO-COVER (A CASHLESS EXERCISE ALSO KNOWN AS A STOCK-OUT)

The sell-to-cover is a transaction in which you sell just enough shares to cover the option cost, exercise fees and applicable taxes. If this transaction results in fractional shares, you will receive a check for the cash value of the fractional shares.
The remaining stock is held in your Salomon Smith Barney brokerage account until you wish to sell it. Stock certificates will only be issued upon request for an additional charge.

EXAMPLE: Let's assume that you were granted 100 shares at a grant price of $76.3125 a share. The stock is currently trading at $100.00 a share.

a) Current market price ($100.00 x 100 shares)                               $10,000.00
b) Less grant price ($76.3125 x 100 shares)                                  ($7,631.25)
                                                                             ----------
c) Total taxable gain (included in W-2)                                       $2,368.75
d) Withholding taxes on gain(1)
   (assumed withholding rate: 40.65%)                                         ($962.90)
e) Estimated exercise fees (2)                                                 ($30.00)
f) Proceeds required to pay grant price,                                      $8,624.15
   exercise fee and withholding taxes (b+d+e)
g) Share sale needed to cover proceed requirements (f divided by $100)(3)     87 shares
h) NET SHARE GAIN (100 - 87 shares)                                           13 SHARES
i) REMAINING CASH OR AMOUNT OWED TO YOU
   as a result of fractional shares (0.7585 x $100)                              $75.85

The example shown here assumes for convenience that exercise occurs when the fair market value of a share of ChevronTexaco stock is $100. However, the current market price may be more or less than $100.

(1) Withholding taxes assume 27 percent federal withholding, 6 percent state withholding, Social Security tax of 6.20 percent, Medicare tax of 1.45 percent. Actual taxes due may be more or less than those assumed in this example.

(2) Estimated exercise fees include a $25 minimum ticket charge, plus a SSB standard service fee of $5.00. Standard SEC fees are not included in the estimate.

(3)   Always rounded up to whole share.



CASH EXERCISE (ALSO KNOWN AS A CASH PURCHASE OR EXERCISE AND HOLD)

A cash exercise is a transaction in which you provide your own funds to retain all of your 1998 SOP shares. No shares are sold to cover the cost of the option, exercise fees and applicable taxes. Upon completion of the exercise, you hold the shares in your Salomon Smith Barney brokerage account until you wish to sell them. Stock certificates will only be issued upon request for an additional charge.

EXAMPLE: Let's assume that you were granted 100 shares at a grant price of $76.3125 a share. The stock is currently trading at $100 a share.

a) Current market price ($100.00 x 100 shares)                $10,000.00
b) Less grant price ($76.3125 x 100 shares)                   ($7,631.25)
                                                              ----------
c) Total taxable gain (included in W-2)                        $2,368.75
d) Withholding taxes on gain(1)
   (assumed withholding rate: 40.65%)                           ($962.90)
e) Estimated exercise fees(2)                                      $0.00
f) Cash due for this exercise election (b+d+e)                 $8,594.15
g) SHARES ISSUED TO YOU                                              100

The example shown here assumes for convenience that exercise occurs when the fair market value of a share of ChevronTexaco stock is $100. However, the current market price may be more or less than $100.

(1) Withholding taxes assume 27 percent federal withholding, 6 percent state withholding, Social Security tax of 6.20 percent, Medicare tax of 1.45 percent. Actual taxes due may be more or less than those assumed in this example.

(2)   ChevronTexaco pays the cost of this transaction at no charge to you.


1998 Stock Option Program Plan Summary, March, 28, 2002                        5

EXERCISING YOUR OPTIONS


HOW DO I EXERCISE MY OPTIONS?

You should continue to call the HR Service Center at 1-888-TALK2HR (1-888-825-5247) to exercise your options. Starting March 28, 2002, you will be able to access Salomon Smith Barney's interactive telephone system, which is available 22 hours a day, seven days a week (the system is down from 7 p.m. to 9 p.m., Pacific time each night). You must have your Social Security number with your Trading PIN to use the telephone system. If you do not have your Trading PIN, you may speak with a client service specialist between 6 a.m. and 4 p.m., Pacific time on days the New York Stock Exchange is open.

Through the interactive telephone system, you can:

-     receive a current stock quote for ChevronTexaco;

-     certify your W-9 status;

-     obtain information about what is currently available to exercise;

-     analyze potential gains from your exercise decisions;

-     perform real-time sale transactions and establish limit orders;

-     confirm your most recent exercise transaction;

-     speak to a client service specialist.

Keep in mind you may cancel any open order to exercise. However, once a trade has been executed, you cannot cancel the transaction.

WHAT ARE THE TAX CONSEQUENCES?

You will normally owe taxes on your gain when you exercise your option - no matter which of the three exercise methods you use. Your gain - the difference between the exercise price and the grant price - is taxable as ordinary income in the year that payment is made to you. If you receive ChevronTexaco shares as a result of your exercise and later sell any of those shares, any gain as a result of the sale will be treated as a capital gain or loss for tax purposes.

WHAT IS REQUIRED WHEN I FILE MY TAXES?

The gain and withholding information will be included in the W-2 statement you receive from ChevronTexaco for the year in which the exercise was executed. If your exercise includes the sale of shares, you will also receive a Form 1099B and confirmation statement from CitiStreet or Salomon Smith Barney as follows:

- If you exercise your option before March 28, 2002, you will receive a Form 1099B from CitiStreet in January of the year following the year that shares are sold.

- If you exercise your option on or after March 28, 2002, you will receive a Form 1099B from Salomon Smith Barney in January of the year following the year that shares are sold.

The IRS requires that you report the entire amount of the transaction, but you pay taxes only on the gain. Use the Form 1099B and the confirmation statement you receive from CitiStreet or Salomon Smith Barney to complete form Schedule D, Capital Gains and Losses, which must be filed with your Federal Form 1040 Tax Return.

Please note that neither ChevronTexaco nor the 1998 SOP brokers or service providers are qualified to give you tax advice. In addition, because tax laws are subject to change at any time, you are strongly urged to seek advice from a professional tax adviser before you initiate any exercise transactions or sales.


1998 Stock Option Program Plan Summary, March, 28, 2002                        6

EXERCISING YOUR OPTIONS


WHAT HAPPENS TO MY OPTIONS IF MY EMPLOYMENT ENDS?

If your employment ends for any reason, including retirement and total disability, you have up to 180 days after the date your employment ends to exercise your vested option. If you do not exercise your vested option within the 180 days, the option is forfeited and canceled at 1 p.m., Pacific time on the 180th day. The example below illustrates the 180-day period that begins after the date your employment ends.

Last day worked: Monday, April 1, 2002
Start of 180-day period: Tuesday, April 2, 2002
End of 180-day period: Saturday, Sept. 28, 2002
Last day to exercise: Friday, Sept. 27, 2002, 1 p.m., Pacific time

Because the 180th day is Saturday, Sept. 28, 2002 (which is not a trading day), your last day to exercise would be Friday, Sept. 27, 2002.

If you die, your designated beneficiary under the Basic Life Insurance Plan
(BLIP), or similar plan if you are not covered by BLIP, will retain a vested option for 180 days after the date your employment ends, at which time it will be forfeited.


1998 Stock Option Program Plan Summary, March, 28, 2002                        7

YOUR STOCK OPTION ACCOUNT AT SALOMON SMITH BARNEY


WHAT IF I DO NOT RECEIVE A WELCOME PACKAGE?

If you do not receive a welcome package by March 28, 2002, please call the HR Service Center at 1-888-TALK2HR (1-888-825-5247) and speak with a Salomon Smith Barney client service specialist.

DO I NEED TO OPEN AN ACCOUNT AT SALOMON SMITH BARNEY?

No. ChevronTexaco automatically opens a stock option account on your behalf at Salomon Smith Barney. This account can only be used to execute stock option exercises or to review your stock option account information.

IS THERE ANYTHING I MUST DO BEFORE I EXERCISE MY OPTIONS?

Yes. U.S. regulations require that Salomon Smith Barney obtain a Form W-9 from you. This means you must certify that your Social Security number is correct and that you are not subject to 30 percent federal tax backup withholding. You may do this by accessing Salomon Smith Barney's interactive telephone system through 1-888-TALK2HR or by completing and faxing or mailing back a Substitute Form W-9, which is included in your welcome package. If you do not provide a completed W-9 before you exercise and sell your stock options, an additional 30 percent federal tax will be withheld from your sale proceeds.

WHAT DO I DO IF I FORGET OR LOSE MY TRADING PIN?

If you forget or lose your Trading PIN, please contact the HR Service Center at 1-888-TALK2HR (1-888-825-5247) and speak with a Salomon Smith Barney client service specialist between 6 a.m. and 4 p.m., Pacific time on days the New York Stock Exchange is open.

WHAT IS A MARKET SELL ORDER?

A market sell order is an order that does not specify a price. The order is executed at whatever price is available when your order reaches the trading floor. The market sell order will be executed, but a specific execution price cannot be guaranteed. Keep in mind you may cancel any open order to exercise. However, once a trade has been executed, you cannot cancel the transaction.


CAN I PUT IN AN ORDER FOR MY OPTION TO BE EXERCISED WHEN THE STOCK REACHES A CERTAIN PRICE?

Yes. This type of order is called a limit sell order. It remains in effect until it is either executed or canceled. If the stock price never reaches the requested limit price, the option will not be exercised and will expire on the expiration date (unless you change your exercise election). For this reason, it is not a good idea to place a limit order if your option is close to expiring.

WHEN CAN I EXPECT TO RECEIVE MY PROCEEDS AFTER EXERCISING MY OPTIONS?

If you have executed a cashless exercise, the net proceeds from your sale will be available as soon as your trade settles. Trade settlement is three business days after you have executed your transaction (this is known as T+3). If you choose to receive a check by regular mail, you should receive your proceeds within seven to ten business days from the date your trade has settled.

Your payment will be sent to you from Salomon Smith Barney. You also have the option to receive your proceeds via overnight delivery (FedEx), as a wire to your individual bank account or as a deposit into a Salomon Smith Barney account. Keep in mind there will be an extra charge for overnight delivery and a wire to your individual bank account.


1998 Stock Option Program Plan Summary, March, 28, 2002                        8

YOUR STOCK OPTION ACCOUNT AT SALOMON SMITH BARNEY


WILL I RECEIVE STATEMENTS OF MY STOCK OPTION TRANSACTIONS?

Yes. After you exercise an option or cancel a transaction, you will receive a confirmation statement from Salomon Smith Barney summarizing the transaction. If you executed a cashless exercise (same-day sale or sell-to-cover), the confirmation will include the sale price of your shares. The confirmation will be mailed to you on the next business day following the date of the exercise. You should keep these documents for the preparation of your tax return.

HOW DO I TEMPORARILY CHANGE MY ADDRESS TO RECEIVE MY EXERCISE PROCEEDS?

For permanent address changes, you should continue to make your requests through Benefits Connection or 1-888-TALK2HR. However, if you want to receive your exercise proceeds at an address that is different from your permanent mailing address, you may submit a temporary address change in writing to Salomon Smith Barney. The temporary address change will only remain in effect for 30 business days. You may fax or mail your temporary change of address to:

Salomon Smith Barney
Attention: 1998 ChevronTexaco Stock Option Program (Plan #16C)
2121 E. El Camino Real
San Mateo, CA 94403

Fax:  (650) 357-5048


1998 Stock Option Program Plan Summary, March, 28, 2002                        9

GRANT SUMMARY


GRANT PRICE (OPTION PRICE PER SHARE)

-     $76.3125, Chevron's closing stock price on Feb. 11, 1998

GRANT TERM

-     Feb. 11, 1998 to Feb. 11, 2008 (10-year term)

EXERCISE TERM

-     Vesting - Feb. 11, 2000

-     First Exercise Day - Feb. 14, 2000

SIZE OF OPTION GRANT


{PRIVATE}OPTION   EMPLOYEES IN         EMPLOYEES ON GUIDE    EMPLOYEES IN PLEXCO
     SHARES       PLACED JOBS                CURVES (1)            GRADES              EMPLOYEES IN MARINE JOBS
      300                1A/1B           $100,000 & Above           16/17           Master, Marine Superintendent,
                                                                                     Marine Representative, Chief
                                                                                        Engineer, Port Captin,
                                                                                           Lightering Master

      250                1C/2            $75,000-$99,999           13/14/15             1st Mate, 1st Assistant
                                                                                       Engineer, Docking/Mooring
                                                                                    Master, Terminal Representative

      200                3A/3B           $60,000-$74,999            11/12               2nd Mate, 2nd Assistant
                                                                                     Engineer, Environmental Cargo
                                                                                        Officer, Radio Officer

      150                4A/4B           $45,000-$59,999            8/9/10              3rd Mate, 3rd Assistant
                                                                                   Engineer, Machinist, Electrician

      100          5A/5B/O&T/O&M (2)     $44,999 & Below             3-7              Marine Ratings, Dock Bosun,
                                                                  O&T/O&M(2)       Maintenance Foreman, Ship's Clerk


(1)   Base salary on Feb. 11, 1998 for Guide Curve Employees

(2)   O&T - Office & Technician; O&M - Operating & Mechanical


1998 Stock Option Program Plan Summary, March, 28, 2002                       10

GRANT SUMMARY


GRANT ELIGIBILITY

To have been eligible for a grant under the 1998 SOP, you must have been a Chevron Corporation U.S. payroll employee in one of the following eligible categories on Feb. 11, 1998:

-     full-time active, part-time active and seasonal employees;

- employees on the following leaves: family leave; military leave, personal leave with pay; short-term union leave; Plexco temporary layoff;

- employees receiving Short-Term Disability (or STD memo account) or on protected status under the federal FMLA;

- employees working for Amoseas and Caltex Pacific Indonesia (CPI), having been previously transferred from Chevron with repatriation letters or having been specifically designated for a grant;

- union-represented employees if participation in the program was agreed to by their collective bargaining representative.

You would not have been eligible for a grant under the 1998 SOP if you were in any of the following categories on Feb. 11, 1998:

-     employees not on the U.S. payroll;

-     terminated, retired or other former U.S. payroll employees;

-     casual, summer hire and co-op employees;

- employees of affiliate companies (excluding Amoseas and CPI employees with repatriation letters or otherwise designated for a grant);

-     employees of Chevron Stations Inc.;

- any disabled employee (other than one on FMLA-protected status) who has exhausted Short-Term Disability benefits (including any STD memo account), except that any such employee will be permitted to exercise a vested option during the first 180 days of this disability status;

- contractors (including workers Chevron considered contractors even if they should qualify as common law employees);

- employees on the following leaves: personal leave without pay, college leave, political/public office leave, long-term union leave or service protection only leave;

-     employees eligible to participate in Chevron's Long-Term Incentive Plan
      (LTIP); however, employees who became eligible for LTIP after receiving a 1998 SOP grant would be eligible to exercise the option.


1998 Stock Option Program Plan Summary, March, 28, 2002                       11